Exhibit 10.12

NOTICE OF RESTRICTED SHARE UNIT GRANT

You have been granted the following Restricted Share Units (the “RSU(s)”) to purchase Ordinary Shares par value NIS 0.01 per share (the “Shares”) of JFrog Ltd. (the “Company”), pursuant and subject to the terms and conditions contained herein.

Grantee:	Shlomi Ben Haim

Date of Grant:	, 2020

Conversion Price	US$ 0 per Share underlying each RSU
Subject to Section 4 of the RSU Agreement

Number of Shares Underlying Upon Grant of RSUs:	667,595

Restriction (Vesting) Commencement Date:	, 2020

Period of Restriction Lapse (Vesting Schedule):

The RSUs shall vest and be settled in Shares as follows: (i) an aggregate of 138,400 RSUs shall vest immediately prior to an IPO, and (ii) 529,195 RSUs shall vest upon the first annual anniversary of the IPO, provided, in each case, that the Grantee remains continuously engaged as a Service Provider of the Company or its Affiliates throughout each such vesting date. Notwithstanding the above, so long as the Grantee remains continuously as a Service Provider of the Company or its Affiliates throughout, (i) to the extent the Company consummates a Merger, all Shares underlying the RSUs shall become vested and converted into Shares immediately prior to the consummation of such Merger, or (ii) all Shares underlying the RSUs shall become vested and converted into Shares upon the death or Disability of Grantee.

If Grantee ceases to be a Service Provider for any or no reason before Grantee fully vests in the RSUs, the unvested RSUs will terminate according to the terms of the RSU Award Agreement.

For the purpose of this Notice and the RSU Award Agreement, the following defined terms shall have the following meaning:

“Affiliate” shall mean with respect to any person, any other person that, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such person (with the term “control” or “controlled by” within the meaning of Rule 405 of Regulation C under the Securities Act), including, without limitation, any (i) company (other than the Company), which now exists or is hereafter organized, in an unbroken chain of companies ending with the Company if, at the time of granting an award, each of the companies (other than the Company) owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other companies in such chain, and (ii) company (other than the Company), which now exists or is hereafter organized or acquired by the Company, in an unbroken chain of companies beginning with the Company if, at the time of granting an award, each of the companies other than the last company in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other companies in such chain.

“Board” means the Company’s Board of Directors.

“Code Section 409A” means Section 409A of the U.S. Internal Revenue Code of 1986, as amended and the Treasury Regulations and guidance thereunder, and any applicable state law equivalent, as each may be promulgated, amended or modified from time to time.

“Committee” means the Compensation Committee of the Board of Directors.

“Disability” shall mean the inability of the Grantee to substantially perform the functions of his position by reason of any medically diagnosed physical or mental impairment which is expected to result in death or has lasted or is reasonably expected to last for a continuous period of six (6) months or more.

“IPO” means the offering of the Company’s shares to the public in a bona fide underwriting pursuant to a registration statement under the U.S. Securities Act of 1933, as amended, or similar securities laws of another jurisdiction.

“Merger” shall mean (i) a sale of all or substantially all of the assets of the Company, or a sale (including an exchange) of all or substantially all of the shares of the Company, to any person, or a purchase by a shareholder of the Company or by an Affiliate of such shareholder, of all the shares of the Company held by all or substantially all other shareholders or by other shareholders who are not Affiliated with such acquiring party; (ii) a merger (including, a reverse merger and a reverse triangular merger), consolidation, amalgamation or like transaction of the Company with or into another corporation; (iii) a scheme of arrangement for the purpose of effecting such sale, merger, consolidation, amalgamation or other transaction; (iv) approval by the shareholders of the Company of a complete liquidation or dissolution of the Company, or (v) such other transaction or set of circumstances that is determined by the Board, in its discretion, to be a transaction subject to the provisions of this definition.

By signing the RSU Award Agreement:

1.

The Grantee acknowledges and represents that the Grantee has received copies of, and has read and is familiar with the terms and conditions of, this Notice, and the RSU Award Agreement, and any other documents ancillary thereto, (b) accepts that the RSUs, the Shares issued upon the settlement thereof and/or any securities issued or distributed with respect thereto are subject to all of the terms and conditions of the Notice, the RSU Award Agreement, and any other documents ancillary thereto, and (c) agrees to accept as binding, conclusive and final all decisions and interpretations of the Board or the Committee upon any questions arising under this Notice or the RSU Award Agreement (whether before or after the issuance of Shares pursuant to the settlement of the RSUs).

2.

The Grantee understands that the Company is not providing any tax, legal, or financial advice and is not making any recommendations regarding his or her participation in the RSU Award Agreement or his or her acquisition or sale of Shares.

3.

The Grantee has reviewed this Notice, the RSU Award Agreement and any other documents ancillary thereto, has had an opportunity to obtain the advice of personal tax, legal, and financial advisors prior to signing this RSU Award Agreement, and fully understands all provisions of the Notice and the RSU Award Agreement. The Grantee will consult with his or her own personal tax, legal, and financial advisors before taking any action related to the RSU Award Agreement.

4.	The Grantee will notify the Company of any change to the Grantee’s contact address.

RESTRICTED SHARE UNIT AWARD AGREEMENT

The Company has granted to the Grantee named in the Notice of Restricted Share Units Grant to which this Restricted Share Unit Award Agreement (this “Agreement”) is attached Restricted Share Units (“RSU(s)”) upon the terms and conditions set forth in the Notice and this Agreement. The RSUs have been granted pursuant to and shall in all respects be subject to the terms and conditions of the Notice and this Agreement, the provisions of which are incorporated herein by reference and made an integral part of this Agreement.

The Grantee is aware that the Company may in the future issue additional Shares and grant additional equity awards to various entities and individuals, as the Company in its sole discretion shall determine.

1.    No Disposition of RSUs. The RSUs shall not be pledged or otherwise transferred (whether by operation of law or otherwise), and shall not be subject to sale under execution, attachment, levy or similar process, other than by will or by the laws of descent and distribution .

2.    Issuance and Disposition of RSUs and Shares.

2.1.    Legal Compliance. The grant of RSUs and the issuance of Shares upon settlement of RSUs shall be subject to compliance with all applicable laws as determined by the Company, including, applicable requirements of federal, state and foreign law with respect to such securities. The Company shall have no obligations to issue Shares pursuant to the settlement of an RSU and RSUs may not be settled, if the issuance of Shares upon settlement would constitute a violation of any applicable laws as determined by the Company, including, applicable federal, state or foreign securities laws or other law or regulations or the requirements of the New York Stock Exchange. In addition, no RSUs may be settled unless (i) a registration statement under the U.S. Securities Act of 1933, and the rules and regulations promulgated thereunder, all as amended from time to time (the “Securities Act”) or equivalent laws of other applicable jurisdictions shall at the time of settlement of the RSUs be in effect with respect to the shares issuable upon settlement of the RSUs, or (ii) in the opinion of legal counsel to the Company, the shares issuable upon settlement of the RSUs may be issued in accordance with the terms of an applicable exemption from the registration requirements of the Securities Act or equivalent laws of other applicable jurisdictions.

2.2.    Provisions Governing Shares. Shares issued upon settlement of RSUs shall be subject to the restrictions referred to in this Agreement, the Articles of Association of the Company, any other governing documents of the Company, and all policies, manuals and internal regulations adopted by the Company from time to time, in each case, as may be amended from time to time, including, without limitation, any provisions included therein concerning restrictions or limitations on disposition of Shares (such as, but not limited to, lock-up/market stand-off), any provisions concerning restrictions on the use of inside information and other provisions deemed by the Company to be appropriate in order to ensure compliance with Applicable Laws and with the requirements of any transaction entered into or proposed to be entered into by the Company. The Grantee acknowledges that his right to sell Shares may be subject to limitations (including a lock-up period), as will be requested by the Company or its underwriters, and the Grantee unconditionally agrees and accepts any such limitations. The Grantee acknowledges that in order to enforce the above restrictions, the Company may impose stop-transfer instructions with respect to the Shares. The Grantee shall not dispose of any Shares in transactions which violate, in the opinion of the Company, any applicable laws, rules and regulations. The Grantee agrees that the Company shall have the authority to endorse upon the certificate or certificates representing the Shares such legends referring to the foregoing restrictions, and any other applicable restrictions as it may deem appropriate (which do not violate the Grantee’s rights according to the Agreement). The Grantee shall execute (and authorizes any person designated by the Company to so execute, as well as (if applicable) the Trustee holding any Shares for the Grantee’s behalf) such separate agreement(s) as may be requested by the Company relating to matters set forth in or otherwise for the purpose of implementing this Section 2.2. The execution of such separate agreement(s) may be a condition by the Company to the conversion of any Award and the Company (and, if applicable, the Trustee) may exercise its authorization above and sign such agreement on behalf of the Grantee or subject the Grantee to the provisions of such agreements.

Without derogating from the generality of the above, in connection with any underwritten public offering of equity securities of the Company pursuant to an effective registration statement filed under the Securities Act or equivalent law in another jurisdiction, the Grantee shall not directly or indirectly, without the prior written consent of the Company or its underwriters, (i) lend, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any Shares or any securities convertible into or exercisable or exchangeable (directly or indirectly) for Shares or securities of the Company and any other shares or securities issued or distributed in respect thereto or in substitution thereof; all if such securities are subject to this Agreement (collectively, “Securities”), or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Securities, whether any such transaction described in the foregoing clauses (i) or (ii) is to be settled by delivery of Securities, in cash or otherwise. The foregoing provisions of this Section shall not apply to the sale of any shares to an underwriter pursuant to an underwriting agreement. Such restrictions (the “Market Stand-Off”) shall be in effect for such period of time (the “Market Stand-Off Period”): (A) following the first public filing of the registration statement relating to the underwritten public offering until the expiration of 180 days following the effective date of such registration statement relating to the Company’s initial public offering or 90 days following the effective date of such registration statement relating to any other public offering, in each case, provided, however, that if (1) during the last 17 days of the initial Market Stand-Off Period, the Company releases earnings results or announces material news or a material event or (2) prior to the expiration of the initial Market Stand-Off Period, the Company announces that it will release earnings results during the 15-day period following the last day of the initial Market Stand-Off Period, then in each case the Market Stand-Off Period will be automatically extended until the expiration of the 18-day period beginning on the date of release of the earnings results or the announcement of the material news or material event; or (B) such other period as shall be requested by the Company or the underwriters. Notwithstanding anything herein to the contrary, if the underwriter(s) and the Company agree on a termination date of the Market Stand-Off Period in the event of failure to consummate a certain public offering, then such termination shall apply also to the Market Stand-Off Period hereunder with respect to that particular public offering.

2.3.    Additional or Substituted Securities. In the event that in connection with the declaration of a share dividend (bonus shares), a share split, a reverse share split, a reorganization (which may include a combination or exchange of shares), a consolidation, a spin-off or other corporate divestiture or division, a recapitalization, a reclassification or other similar occurrence affecting the Company’s outstanding securities without receipt of consideration, the Board, to prevent diminution or enlargement of the benefits or potential benefits intended to be provided under this Agreement, will adjust the number and class of shares covered by each outstanding RSU under this Agreement. If any new, substituted or additional securities or other property (other than cash dividend) are distributed by reason of such occurrence with respect to any Shares which are subject to this Section 2, or into which such Shares thereby become convertible, then such substituted or additional securities or other property (if distributed) shall immediately be subject to this Section 2. Any adjustments to reflect the distribution of such securities or other property shall be conclusively determined by the Company. The terms and conditions contained herein in respect of the RSUs and/or the Shares shall apply to any new, substituted or additional securities or other property resulting from the above adjustments. Notwithstanding the foregoing, the conversion of any convertible securities of the Company and ordinary course repurchases of Shares or other securities of the Company will not be treated as an event that will require adjustment.

2.4.    Data Privacy; Data Transfer. Information related to the Grantee and Award(s) hereunder, as shall be received from Grantee or others, and/or held by, the Company or its Affiliates from time to time, and which information may include sensitive and personal information related to the Grantee (“Information”), will be used by the Company or its Affiliates (or third parties appointed by any of them, including the Trustee) to comply with any applicable legal requirement, or for administration of the grant contemplated hereby, as they deems necessary or advisable, or for the respective business purposes of the Company or its Affiliates (including in connection with transactions related to any of them). The Company and its Affiliates shall be entitled to transfer the Information among the Company or its Affiliates and to third parties for the purposes set forth above, which may include persons located abroad (including, any person administering the grant contemplated hereby or providing services in order to comply with legal requirements, their respective officers, directors, employees and representatives, and the respective successors and assigns of any of the foregoing), and any person so receiving Information shall be entitled to transfer it for the purposes set forth above. The Company shall use commercial reasonable efforts to ensure that the transfer of such Information shall be limited to the reasonable and necessary scope. By receiving a grant hereunder, Grantee acknowledges and agrees that the Information is provided at Grantee’s free will and that Grantee hereby consents to the storage and transfer of the Information as set forth above.

3.    Settlement of Restricted Share Units.

3.1.    Settlement of Restricted Share Units. Each RSU is a right to receive a Share on the date the applicable Period of Restrictions has lapsed. Until such Period of Restrictions with respect to a RSU lapses and the RSU vests, the Grantee has no right to payment of the Share. Before a vested RSU is paid, the RSU is an unsecured obligation of the Company, payable (if at all) only from the Company’s general assets. The Company shall cause to be delivered to the Grantee (or in the event of his or her death, to his or her estate or such other person as specified in Section 3.3 hereof), the full number of Shares underlying the RSUs as to which such portion of the Period of Restriction has so lapsed, after deducting the Conversion Price (if any) as set forth above and subject to satisfaction of applicable withholding obligations set forth below, as soon as reasonably practicable following the lapse of the applicable portion of the Period of Restriction under Section 3.2 hereof (but no later than sixty (60) days following the vesting date), subject to the Grantee satisfying any obligations for Tax-Related Items (as defined in Section 7.2.1 hereof) and any delay in payment required under Section 7.3.1 hereof. The Grantee cannot specify (directly or indirectly) the taxable year of the payment of any vested RSU under Agreement.

3.2.    Period of Restriction. The Period of Restriction (the vesting schedule) with respect to the RSUs shall be as set forth in the Notice. All RSUs for which the Period of Restriction had not lapsed prior to the date of termination of the Grantee’s status as Service Provider with the Company and any Affiliate (for any reason) shall be immediately forfeited and terminated. Notwithstanding the foregoing, the Board or the Committee has the discretion to accelerate the vesting of any RSUs at any time. In that case, those RSUs will be vested as of the date specified by the Board or the Committee, as applicable.

3.3.    Death of Grantee. Any distribution or delivery to be made to the Grantee under this Agreement will, if the Grantee is then deceased, be made to the administrator or executor of his or her estate or, if the Board or the Committee permits, his or her designated beneficiary. Any such transferee must furnish the Company with (a) written notice of his or her status as transferee, and (b) evidence satisfactory to the Company to establish the validity of the transfer and compliance with any laws or regulations that apply to the transfer.

4.    Conversion Price. If Shares bear a par value, the Company reserves the right to deduct from any amount due to the Grantee the par value of the underlying Shares following vesting of the RSUs.

5.    Legend. The Company may at any time place legends referencing the restriction imposed on the Shares and any applicable federal, state or foreign securities law restrictions on all certificates representing Shares subject to the provisions of this Agreement. The Grantee shall, at the request of the Company, promptly present to the Company any and all certificates representing Shares acquired pursuant to RSUs in the possession of the Grantee in order to carry out the provisions of this Section.

6.    Term and Expiration. The RSUs shall expire upon the earlier of: (i) seven (7) years as of the Date of Grant, and (ii) the termination of Grantee’s employment or status as Service Provider with the Company and any of its Affiliates for any reason.

7.    Tax Matters and Consultation.

7.1.    Acknowledgements. THE GRANTEE IS ADVISED TO CONSULT WITH A TAX ADVISOR WITH RESPECT TO THE TAX CONSEQUENCES OF RECEIVING OR DISPOSING OR SELLING SHARES ISSUED UPON SETTLEMENT HEREUNDER. THE COMPANY DOES NOT ASSUME ANY RESPONSIBILITY TO ADVISE THE GRANTEE ON SUCH MATTERS, WHICH SHALL REMAIN SOLELY THE RESPONSIBILITY OF THE GRANTEE. Notwithstanding anything to the contrary, the Company does not undertake, and shall be under no duty to ensure, and no representation or commitment is made, that the RSUs qualifies or will qualify under, or that the Grantee will benefit from, any particular tax treatment, nor shall the Company be required to take any action for the qualification of any RSUs under such tax treatment and no indication in any document to the effect that any award granted is intended to qualify for any tax treatment shall imply such an undertaking or representation. If the RSUs do not qualify under any particular tax treatment it could result in adverse tax consequences to the Grantee. By signing below, Grantee agrees that the Company and its Affiliates , and their respective employees, directors, officers and shareholders shall not be liable for any tax, penalty, interest or cost incurred by Grantee as a result of such determination, nor will any of them have any liability of any kind or nature in the event that, for any reason whatsoever, if RSUs do not qualify for any particular tax treatment.

7.2.    Tax Withholding.

7.2.1.    No Shares will be issued to the Grantee until the Grantee makes satisfactory arrangements (as determined by the Board or the Committee) for the payment of tax withholdings, payment on account, or other tax-related items or social security payments related to his or her participation in this Agreement and legally applicable to the Grantee that the Board or the Committee determines must be withheld (“Tax-Related Items”), including those that result from the grant, vesting, or payment of the RSUs, the subsequent sale of Shares acquired pursuant to such payment, or the receipt of any dividends. If the Grantee fails to make satisfactory arrangements for the payment of any Tax-Related Items under this Agreement when any of the RSUs otherwise are supposed to vest or Tax Related Items related to RSUs otherwise are due, the Grantee will permanently forfeit the applicable RSUs and any right to receive Shares under such RSUs, and such RSUs will be returned to the Company at no cost to the Company.

7.2.2.    The Company has the right (but not the obligation) to satisfy any Tax-Related Items by withholding from proceeds of a sale of Shares acquired upon payment of these RSUs arranged by the Company (on the Grantee’s behalf pursuant to this authorization without further consent).

7.2.3.    The Company also has the right (but not the obligation) to satisfy any Tax-Related Items by reducing the number of Shares otherwise deliverable to the Grantee.

7.2.4.    The Company also has the right (but not the obligation) to require the Grantee to pay to the Company or its Affiliate the amount of any Tax-Related Items in cash, or make other arrangements satisfactory to the Board or the Committee for the satisfaction of such Tax-Related Items as permitted by applicable law.

7.2.5.    Further, if the Grantee is subject to taxation in more than one jurisdiction between the Date of Grant and the date of any relevant taxable or tax withholding event, the Company and/or any Affiliate for whom the Grantee is performing services (each, an “Employer”) or former Employer(s) may withhold or account for tax in more than one jurisdiction.

7.2.6.    Regardless of any action the Company or any Affiliate takes with respect to any or all Tax-Related Items or other compulsory payment withholding or deduction (including any social security contributions) obligations, the Grantee acknowledges that the ultimate liability for all such taxes is and remains the Grantee’s responsibility, and that the Company does not: (i) make any representations or undertakings regarding the treatment of any tax withholding in connection with any aspect of the RSUs, including the grant or vesting thereof, the subsequent sale of Shares and the receipt of any dividends; or (ii) commit to structure the terms of the RSUs or any aspect of the RSUs to reduce or eliminate the Grantee’s liability for such tax.

7.3.    Code Section 409A.

7.3.1.    If the vesting of any RSUs is accelerated in connection with a termination of the Grantee’s status as a Service Provider that is a “separation from service” within the meaning of Code Section 409A or and (x) the Grantee is a “specified employee” within the meaning of Code Section 409A at that time and (y) the payment of such accelerated RSUs would result in the imposition of additional tax under Code Section 409A if paid to the Grantee within the 6-month period following such termination, then the accelerated RSUs will not be paid until the first day after the 6-month period ends.

7.3.2.    If the Grantee’s status as a Service Provider terminates due to death or the Grantee dies after the Grantee stops being a Service Provider, the delay under Section 7.3.1 of this Agreement will not apply, and the RSUs will be paid in Shares to the Grantee’s estate (or such other person as specified in Section 3.1 herein) as soon as practicable.

7.3.3.    All payments and benefits under this Agreement are intended to be exempt from Code Section 409A or comply with any requirements necessary to avoid the imposition of additional tax under Code Section 409A(a)(1)(B) so that none of these RSUs or Shares issuable upon the vesting of RSUs will be subject to the additional tax imposed under Code Section 409A, and any ambiguities or ambiguous terms will be interpreted according to that intent. In no event will any the Company or any Affiliate have any obligation or liability to reimburse, indemnify, or hold harmless the Grantee for any taxes imposed, or other costs incurred, as a result of Code Section 409A.

(iv)    Each payment under this Agreement is a separate payment under Treasury Regulations Section 1.409A-2(b)(2).

8.    Termination; Amendment. This Agreement shall not be amended without the consent of the parties hereto.

9. Miscellaneous.

9.1.    No Disclosure. Subject to applicable law, this Agreement is confidential information of the Company and may not be disclosed by Grantee to any person, other than as may otherwise be reasonably required in accordance with applicable law.

9.2.    No Retention or Employment Rights. Nothing in this Agreement confers upon any Grantee the right to be (or be treated as) an employee of, or continue in the employ of, or be in the service of the Company or any Affiliate thereof as an employee, director, officer, consultant, advisor and any other person or entity who provides services to the Company or any Affiliate thereof (“Service Provider”) or to be entitled to any remuneration or benefits not set forth in this Agreement, or to interfere with or limit in any way the right of the Company or any such Affiliate to terminate such Grantee’s employment or status as Service Provider (including, any right of the Company or any of its Affiliates to immediately cease the Grantee’s employment or status as Service Provider or to shorten all or part of the notice period, regardless of whether notice of termination was given by the Company or its Affiliates or by the Grantee).    RSUs granted under this Agreement shall not be affected by any change in duties or position of a Grantee. Grantee shall not be entitled to claim and the Grantee hereby waives any claim against the Company or any Affiliate thereof that he was prevented from continuing to vest RSUs as of the date of termination of his employment with, or status as Service Provider to, the Company or any Affiliate thereof. Grantee shall not be entitled to any compensation in respect of the RSUs which would have vested had such Grantee’s employment or engagement with the Company (or any Affiliate thereof) not been terminated.

9.3.    Survival. Without derogating from the provisions of Section 2.2 above, the Grantee shall be bound by and the Shares issued upon settlement or (if applicable) the vesting of any RSUs granted hereunder shall remain subject to the terms of this Agreement and the Company’s Articles of Association.

9.4.    Further Assurances. The Grantee shall perform such further acts and execute such further documents as may reasonably be necessary by the Company to carry out and give full effect to the provisions of this Agreement.

9.5.    Fractional Shares. No fractional Share shall be issuable upon settlement or vesting of any RSUs and the number of Shares to be issued shall be rounded down to the nearest whole Share, with any Share remaining at the last vesting date due to such rounding to be issued upon settlement at such last vesting date.

9.6.    Entire Agreement. This Agreement (together with the Notice and its exhibits) as may be amended from time to time, constitute the full and entire understanding and agreement between the parties with regard to the subject matters hereof and thereof, and supersede all prior agreements and understandings, both written and oral (with no concession being made as to the existence of any such agreements and understandings).

9.7.    Governing Law; Jurisdiction. This Agreement shall be governed by and construed according to the laws of the State of Israel, without regard to the conflict of law provisions thereof, except with respect to matters that are subject to mandatory tax laws, regulations and rules in any specific jurisdiction, which shall be governed by the respective laws, regulations and rules of such jurisdiction. Certain definitions, which refer to laws other than the laws of such jurisdiction, shall be construed in accordance with such other laws. Any dispute arising under or proceeding in relation to this Agreement shall be resolved exclusively in the competent court in Tel Aviv-Jaffa, and each of the parties hereby irrevocably submits to the exclusive jurisdiction of such court.

9.8.     Severability. If any term or other provision of this Agreement is invalid, illegal, inoperative or incapable of being enforced by any law or public policy, all other terms or provisions of this Agreement shall nevertheless remain in full force and effect and the validity and effect of the other provisions hereof shall not be affected thereby.

9.9.    Other Plans Unaffected. The Grantee acknowledges that any income derived from this RSU award shall not affect the Grantee’s participation in, or benefits under, any other benefit plan or other contract or arrangement maintained by the Company or any Affiliate.

9.10.    No Rights as a Shareholder Prior to Issuance of Shares. Neither the Grantee nor any other person shall become the beneficial owner of the Shares underlying the RSUs, nor have any rights to dividends or other rights as a shareholder with respect to any such Shares, until and after such Shares, if any, have been actually issued to the Grantee.

9.11.    Section 409A. This Agreement and delivery of Shares under this Agreement are intended to be exempt from Code Section 409A and shall be administered and construed in accordance with such intent.

9.12.     Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and enforceable against the parties, and all of which together shall be considered one and the same agreement, it being understood that all parties need not sign the same counterpart. The exchange of an executed Agreement (in counterparts or otherwise) by facsimile transmission, electronic transmission or electronic signature shall be sufficient to bind the parties to the terms and conditions of this Agreement, as an original.

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IN WITNESS WHEREOF, the parties have duly executed and delivered this RESTRICTED SHARE UNITS AWARD AGREEMENT as of the date last written below.

Grantee: SHLOMI BEN HAIM	JFROG LTD.

Name:	Name:
ID No.:	Title:
Date:	Date: